EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 2 to the Quarterly Report of ScripsAmerica, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Schneiderman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Schneiderman

Robert Schneiderman

Chief Executive Officer

Date:  August 14, 2012